                        AMENDED AND RESTATED VOTING AGREEMENT



     THIS AMENDED AND RESTATED VOTING AGREEMENT (this "Agreement") is made as of the 12th day of March, 1998, by and among Rhythms NetConnections Inc., a Delaware corporation (the "Company") and the parties listed on the Schedule of Investors attached hereto as SCHEDULE A.

                                       RECITALS

     A. In connection with the Company's sale and issuance of its Series A Preferred Stock (the "Series A Shares"), the Company and the Investors listed under the heading "Series A Investors" on the Schedule of Investors attached hereto as SCHEDULE A (the "Series A Investors") entered into that certain Voting Agreement dated June 3, 1997 (the "Prior Agreement") which provided that each of the following Series A Investors be given the right to designate one (1) nominee to serve as one of the directors: The Sprout Group funds (collectively, "Sprout"); Enterprise Partners funds (collectively, "Enterprise"), Kleiner Perkins Caufield & Byers funds (collectively, "KPCB") and Brentwood Associates funds (collectively, "Brentwood") (collectively, the "Series A Directors" as defined in Recital D below); and which provided further that the Company be given the right to designate its Chief Executive Officer as a nominee to serve as one of the directors (the "Common/Series A Director" as defined in Recital D below);

     B. The Investors listed under the heading "Series B Investors" on the Schedule of Investors attached hereto as SCHEDULE A (the "Series B Investors") desire to purchase from the Company shares of the Company's Series B Preferred Stock (the "Series B Shares"), and the Company desires to sell such Series B Shares to the Series B Investors;

     C. As a condition of its agreement to purchase the Series B Shares from the Company, Enron Communications Group, Inc. ("Enron") has requested that it be given the right to designate a nominee to serve as one of the directors (the "Series B Director" as defined in Recital D below);

     D. The terms Series A Directors, Series B Director and Common/Series A Director shall have the meanings ascribed to them in the Company's Restated Certificate of Incorporation

     E. The Series A Investors, the Series B Investors (collectively, the "Preferred Investors") and the Company acknowledge that they are entering into this Voting Agreement to amend and restate in its entirety the Prior Agreement and as an inducement to and in consideration of the purchase of the Series B Shares by the Series B Investors pursuant to that certain Series B Preferred Stock Purchase Agreement dated as of the date hereof (the "Purchase Agreement").

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. SERIES A DIRECTORS. During the term of this Agreement, each of the Series A Investors agrees to vote all of its Series A Shares now or hereafter owned by it as follows:

          a.   For so long as Sprout holds at least 1,000,000 Preferred Shares,
(i) to elect the nominee of Sprout (the "Sprout Nominee") as one of the Series A Directors and (ii) if requested by Sprout, to remove the incumbent Sprout Nominee and elect a new Sprout Nominee as one of the Series A Directors or to fill a vacancy created by death of such Sprout Nominee or otherwise.

          b. For so long as Enterprise holds at least 1,000,000 Preferred Shares, (i) to elect the nominee of Enterprise (the "Enterprise Nominee") as one of the Series A Directors and (ii) if requested by Enterprise, to remove the incumbent Enterprise Nominee and elect a new Enterprise Nominee as one of the Series A Directors or to fill a vacancy created by death of such Enterprise Nominee or otherwise.

          c.   For so long as KPCB holds at least 1,000,000 Preferred Shares,
(i) to elect the nominee of KPCB (the "KPCB Nominee") as one of the Series A Directors and (ii) if requested by KPCB, to remove the incumbent KPCB Nominee and elect a new KPCB Nominee as one of the Series A Directors or to fill a vacancy created by death of such KPCB Nominee or otherwise.

          d. For so long as Brentwood holds at least 1,000,000 Preferred Shares, (i) to elect the nominee of Brentwood (the "Brentwood Nominee") as one of the Series A Directors and (ii) if requested by Brentwood, to remove the incumbent Brentwood Nominee and elect a new Brentwood Nominee as one of the Series A Directors or to fill a vacancy created by death of such Brentwood Nominee or otherwise.

          e. Each Series A Investor shall designate its respective Nominee in writing to the Company prior to each election of directors of the Company. The Company shall promptly notify each of the Series A Investors of the choice of such Nominee. Any vacancy occurring because of the death, resignation, removal or disqualification of a Nominee shall be filled according to this Section 1.

     2.   COMMON/SERIES A DIRECTOR.

          a. During the term of this Agreement, each of the Preferred Investors agrees to vote all of its Series A Shares and/or shares of the Company's Common Stock (the "Common Shares"), as applicable, now or hereafter owned by it to elect the Company's Chief Executive Officer as the Common/Series A Director.

          b. In the event of the resignation, removal or disqualification of the Chief Executive Officer of the Company, the Preferred Investors shall vote to remove such Chief Executive Officer from the Board, and the remaining members of the Board (the "Remaining Board Members") shall be entitled to nominate a replacement director for the Chief Executive Officer (the "CEO Replacement Nominee"), until such time as a new Chief Executive Officer is elected.

          c. If the Company employs a Chief Executive Officer prior to the time it sends notices to its stockholders of an annual meeting, the Remaining Board Members shall, prior to the election of directors of the Company, designate the newly employed Chief Executive Officer as the CEO Replacement Nominee and the Company shall promptly notify, in writing, each of the Preferred Investors of the Remaining Board Members' choice of such nominee. If applicable, each of the Preferred Investors agrees to vote all of its Series A Shares and/or Common Shares, as applicable, now or hereafter owned by it to elect to the Board such CEO Replacement Nominee; provided, however, that in all events, whenever the Company hires a new Chief Executive Officer of the Company, such Chief Executive Officer shall, at the next regular or special meeting (or by written consent) held for the purpose of electing or nominating directors, be elected to the Board as provided in Section 2(a) above to replace the CEO Replacement Nominee.

     3. SERIES B DIRECTOR. During the term of this Agreement, each of the Series B Investors agrees to vote all of its Series B Shares now or hereafter owned by it as follows:

          a.   For so long as Enron holds at least 750,000 Series B Shares,
(i) to elect the nominee of Enron (the "Enron Nominee") as the Series B Director and (ii) if requested by Enron, to remove the incumbent Enron Nominee and elect a new Enron Nominee as the Series B Director or to fill a vacancy created by death of such Enron Nominee or otherwise.

          b. Enron shall designate its Enron Nominee in writing to the Company prior to each election of directors of the Company. The Company shall promptly notify each of the Series B Investors of the choice of such Enron Nominee. Any vacancy occurring because of the death, resignation, removal or disqualification of the Enron Nominee shall be filled according to this Section 3.

     4. ADDITIONAL SERIES B DIRECTORS. In the event that the size of the Company's board of directors (the "Board") is increased (the "Board Increase"), then each of the Preferred Investors agrees to vote all of its Preferred Shares and Common Shares now or hereafter owned by it to amend the Restated Certificate of Incorporation and this Agreement such that the number of directors to be elected by Series B Shares and the number of Enron Nominees shall be increased so that (i) the proportion of the total number of directors elected by Series B Shares and the number of Enron Nominees to the total size of the Board is approximately equal (rounding to the nearest whole number of directors) to (ii) the proportion of shares of Common Stock issued or issuable upon conversion of the Series B Shares owned by Enron to the total outstanding capital stock of the Company as of the time of the applicable Board Increase. At such time as the number of Enron Nominees is increased as described above (the "Additional Enron Nominee"), each of the Series B Investors agrees to vote all of its Series B Shares now or hereafter owned by it to elect the Enron Nominees to the Board consistent with the provisions of Section 3 above.

     5.   SUCCESSORS IN INTEREST.

          a. The provisions of this Agreement shall be binding upon the successors in interest to any of the Preferred Shares. The Company shall not permit the transfer of any of the Preferred Shares on its books or issue new certificates representing any shares of such securities unless and until the person(s) to whom such shares are to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement, and agrees to be bound by all the provisions hereof as if such person was a party hereunder.

          b. Each certificate representing any of the Preferred Shares shall bear a legend reading as follows:

               "The shares evidenced hereby are subject to the terms of a Voting Agreement (a copy of which may be obtained without charge from the issuer), and by accepting any interest in such shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of such Voting Agreement."

     6. TERMINATION. This Agreement shall terminate upon (i) the date the Company consummates an underwritten public offering of its Common Stock under the Securities Act of 1933, as amended (ii) the closing of a consolidation or merger of the Company with or into any other corporation or corporations and in which the Company is not the surviving entity (but excluding a merger or consolidation of the Company with the parent of the Company or one of the Company's majority owned subsidiaries or an entity in which more than fifty percent (50%) of the voting control is controlled by the persons or entities controlling more than fifty percent (50%) of the voting control of the Company, whether or not the Company is the surviving entity ("Excluded Merger")), or
(iii) a sale, conveyance or disposition of all or substantially all of the assets of the Company (other than to the parent of the Company or one of the Company's majority owned subsidiaries an entity in which more than fifty percent (50%) of the voting control is controlled by the persons or entities controlling more than fifty percent (50%) of the voting control of the Company).

     7. AMENDMENTS AND WAIVERS. The observance of any term hereof by any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party so affected upon written consent. Any term in Sections 1 through 4 hereof may be amended only with the written consent of (a) the Company and (b) with respect to Section 1 hereof, the Series A Investors, or their assigns, holding not less than 55% of the Series A Shares then outstanding, (c) with respect to Section 2 hereof, the Preferred Investors, or their assigns, holding not less than 55% of the Preferred Shares then outstanding, and (d) with respect to Sections 3 and 4, the Series B Investors, or their assigns, holding not less than a majority of the Series B Shares then outstanding. Any term in Sections 5 through 15 hereof may be amended only with the written consent of (a) the Company, (b) the Series A Investors, or their assigns, holding not less than 55% of the Series A Shares then outstanding and (c) the Series B Investors, or their assigns, holding not less than a majority of the Series B Shares then outstanding. Any amendment so effected shall be binding upon the Company and all Preferred Investors or Series B Investors, as applicable, subject to the terms of this Agreement, whether or not such party, assignee, or other stockholder entered into or approved such amendment.

     8. STOCK SPLITS, STOCK DIVIDENDS, ETC. In the event of any stock split, stock dividend, recapitalization, reorganization, or the like, any securities issued with respect to the Preferred Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 5(b) hereof.

     9. ENFORCEABILITY/SEVERABILITY. The parties hereto agree that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall nevertheless be held to be prohibited by or invalid under applicable law,
(a) such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and (b) the parties shall, to the extent permissible by applicable law, amend this Agreement, or enter into a voting trust agreement under which the Preferred Shares shall be transferred to the voting trust created thereby, so as to make effective and enforceable the intent of this Agreement.

     10. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware.

     11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

     13. NOTICES. All notices, requests and other communications to the Company or any of the Investors hereunder shall be in writing, shall refer specifically to this Agreement and shall be personally delivered or sent by facsimile transmission, overnight delivery with a nationally recognized overnight delivery service or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified on the signature page hereof with respect to the Company and in the Schedule of Investors attached as SCHEDULE A hereto with respect to the Preferred Investors (or such other address as may be specified in writing to the other parties hereto). Any notice or communication given in conformity with this Section 13 shall be deemed to be effective when received by the addressee, if delivered by hand or facsimile transmission, one (1) business day after deposit with a nationally recognized overnight delivery service and three (3) days after mailing by first class U.S. Mail.

     14. EQUITABLE REMEDIES. The Company and the Preferred Investors acknowledge and agree that the legal remedies available to the Company and the Preferred Investors in the event any party violates the covenants and agreements made in this Agreement would be inadequate and that the Company and each of the Preferred Investors shall be entitled, without posting any bond or other security, to temporary, preliminary, and permanent injunctive relief, specific performance and other equitable remedies in the event of such a violation, in addition to any other remedies which the Company or any of the Preferred Investors may have at law or in equity.

     15. FURTHER ASSURANCES. Each of the parties hereto shall execute and deliver all additional documents and instruments and shall do any and all acts and things reasonably requested in connection with the performance of the obligations undertaken in this Agreement and/or otherwise to effectuate in good faith the intent of the parties.


                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

                              THE COMPANY:

                              RHYTHMS NETCONNECTIONS INC.


                              By: /s/ Catherine M. Hapka
                                  ----------------------------------------------
                                  Catherine M. Hapka,
                                  President and Chief Executive Officer


                              THE PREFERRED INVESTORS:

                              SPROUT CAPITAL VII, L.P.

                              By:  DLJ Capital Corporation
                                   Managing General Partner


                                   By: /s/ Keith B. Geeslin
                                       -----------------------------------------
                                       Keith Geeslin, Attorney-in-Fact


                              THE SPROUT CEO FUND, L.P.

                              By:  DLJ Capital Corporation
                                   Its General Partner


                                   By: /s/ Keith B. Geeslin
                                       -----------------------------------------
                                       Keith Geeslin, Attorney-in-Fact


                              DLJ CAPITAL CORPORATION


                              By: /s/ Keith B. Geeslin
                                  ----------------------------------------------
                                  Keith Geeslin, Attorney-in-Fact




                   [COUNTERPART SIGNATURE PAGE TO VOTING AGREEMENT]

                              DLJ FIRST ESC L.L.C.

                              By:  DLJ LBO Plans Management Corporation
                              Its: Manager


                                   By: /s/ Keith B. Geeslin
                                       -----------------------------------------
                                       Keith Geeslin, Attorney-in-Fact


                              ENTERPRISE PARTNERS III, L.P.


                              By: /s/ W. R. Stensrud
                                  ----------------------------------------------

                              Its: General Partner
                                   ---------------------------------------------


                              ENTERPRISE PARTNERS III
                              ASSOCIATES, L.P.


                              By: /s/ W. R. Stensrud
                                  ----------------------------------------------

                              Its: General Partner
                                   ---------------------------------------------


                              KLEINER PERKINS CAUFIELD & BYERS VIII


                              By: /s/ Kevin R. Compton
                                  ----------------------------------------------

                              Its: General Partner
                                   ---------------------------------------------





                   [COUNTERPART SIGNATURE PAGE TO VOTING AGREEMENT]

                              KPCB VIII FOUNDERS FUND


                              By: /s/ Kevin R. Compton
                                  ----------------------------------------------

                              Its: General Partner
                                   ---------------------------------------------


                              KPCB VIII INFORMATION SCIENCES ZAIBATSU FUND II


                              By: /s/ Kevin R. Compton
                                  ----------------------------------------------

                              Its: General Partner
                                   ---------------------------------------------


                              BRENTWOOD ASSOCIATES VII, L.P.


                              By: /s/ John Walecka
                                  ----------------------------------------------

                              Its: General Partner
                                   ---------------------------------------------


                              BRENTWOOD AFFILIATE FUND, L.P.


                              By: /s/ John Walecka
                                  ----------------------------------------------

                              Its: General Partner
                                   ---------------------------------------------


                              ENRON COMMUNICATIONS GROUP, INC.


                              By: /s/ K. L. Harrison
                                  ----------------------------------------------

                              Its:
                                   ---------------------------------------------



                   [COUNTERPART SIGNATURE PAGE TO VOTING AGREEMENT]

                                      SCHEDULE A

                           SCHEDULE OF PREFERRED INVESTORS


 Name and Address of Series A Investors  Name and Address of Series B Investors
 --------------------------------------  --------------------------------------
 The Sprout Group                        The Sprout Group
 3000 Sand Hill Road                     3000 Sand Hill Road
 Building 4, Suite 270                   Building 4, Suite 270
 Menlo Park, CA 94025                    Menlo Park, CA 94025
 Attn: Keith Geeslin                     Attn: Keith Geeslin
 Fax:  (415) 854-8779                    Fax:  (415) 854-8779

 Enterprise Partners                     Enterprise Partners
 7979 Ivanhoe Avenue, Suite 550          7979 Ivanhoe Avenue, Suite 550
 La Jolla, CA  92037                     La Jolla, CA  92037
 Attn:  William Stensrud                 Attn:  William Stensrud
 Fax:  (619) 454-2489                    Fax:  (619) 454-2489


 Kleiner Perkins Caufield & Byers        Kleiner Perkins Caufield & Byers
 2750 Sand Hill Road                     2750 Sand Hill Road
 Menlo Park, CA  94025                   Menlo Park, CA  94025
 Attn: Kevin Compton                     Attn: Kevin Compton
 Fax:  (415) 233-0300                    Fax:  (415) 233-0300


 Brentwood Associates                    Brentwood Associates
 3000 Sand Hill Road                     3000 Sand Hill Road
 Building 1, Suite 260                   Building 1, Suite 260
 Menlo Park, CA 94025                    Menlo Park, CA 94025
 Attn: John Walecka                      Attn: John Walecka
 Fax:  (415) 854-9513                    Fax:  (415) 854-9513

                                         Enron Communications Group, Inc.
                                         210 Southwest Morrison Street,
                                         Suite 400
                                         Portland, OR  97204